Consent of Independent Auditors










We consent to the reference to our firm under the captions "Financial Statements" in each of the Prospectuses in Part A and "Financial Statements" in Part B and to the incorporation by reference in Part B of our report dated November 24, 1999 on the financial statements and financial highlights of Principal Utilities Fund, Inc. in this Post-Effective Amendment No. 19 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 33-53062) and related prospectuses of Principal Utilities Fund, Inc.


                                                 ERNST & YOUNG LLP


Des Moines, Iowa
February 24, 2000